CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 21, 2004, relating to the financial statements and financial highlights which appears in the November 30, 2004 Annual Report to Shareholders of Thompson Plumb Blue Chip Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Counsel and Independent Registered Public Accounting Firm” in such Registration Statement.

PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
October 1, 2004

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated January 21, 2004, relating to the financial statements and financial highlights which appears in the November 30, 2004 Annual Report to Shareholders of Thompson Plumb Select Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Counsel and Independent Registered Public Accounting Firm” in such Registration Statement.

PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
October 1, 2004